UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August [19], 2014

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33448	20-1450327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 835-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2014, pursuant to a proposed restructuring (the “Reorganization Transaction”) that would result in the conversion of shares of common stock of JMP Group Inc., a Delaware corporation (the “Company”), into shares representing limited liability company interests in JMP Group LLC, a Delaware limited liability company (“JMP Group LLC”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, JMP Group LLC and JMP Merger Corp., a Delaware corporation (“JMP Merger Corp.”).

The Merger Agreement, which provides for the merger of JMP Merger Corp. with and into the Company, is attached to this Current Report as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Other Events.

The information contained in Item 1.01 above is incorporated herein by reference. On August 20, 2014, the Company issued a press release announcing that it entered into the Merger Agreement with JMP Group LLC and JMP Merger Corp. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 20, 2014, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement/prospectus (the “Proxy Statement/Prospectus”) relating to the Reorganization Transaction.  Pursuant to the Reorganization Transaction, JMP Group LLC would enter into a series of related and concurrent internal transactions, including the transaction contemplated by the Merger Agreement, to convert its corporate form into a limited liability company that would be taxed as a partnership, and not as a corporation, for U.S. federal income tax purposes.

The Reorganization Transaction was approved by the Company’s Board of Directors on August 19, 2014.  The Company expects that the Reorganization Transaction, which is subject to stockholder approval, will be completed by January 1, 2015, however, the Company’s board of directors may elect to complete the Reorganization Transaction prior to January 1, 2015 or defer completion before or after the stockholder approval or may abandon the Reorganization Transaction at any time.

Additional information regarding the Reorganization Transaction is contained in the Proxy Statement/Prospectus, filed with the SEC on August 20, 2014.

Item 8.01	Other Information.

The information contained in Item 7.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 20, 2014
Exhibit 99.1	Press Release of JMP Group Inc., dated as of August 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

JMP Group Inc.
Date: August 20, 2014		(Registrant)

	By:	/s/ RAYMOND S. JACKSON
Raymond S. Jackson
Chief Financial Officer
(Principal Financial and Accounting Officer)